Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-17133, No.333-38598, No.333-129057, No.333-164650 and No.333-202955) and Registration Statements on Form S-3 (No.333-182526, No.333-185490 and No.333-207969) of Hudson Technologies, Inc. of our reports dated March 10, 2017 relating to the consolidated financial statements and the effectiveness of Hudson Technologies Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Stamford, CT
March 10, 2017